UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November  6,  2013

MAGICJACK VOCALTEC LTD.
(Exact name of registrant as specified in its charter)

Israel	000-27648
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12 BENNY GAON STREET, BUILDING 2B
POLEG INDUSTRIAL AREA, NETANYA, ISRAEL 42504
(Address of principal executive offices, including zip code)

Telephone: (561) 749-2255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreements

Omnibus Agreement

On November 6, 2013, magicJack Vocaltec, Ltd. (the “Company”) entered into an agreement with the Company’s founder, Daniel M. Borislow, which provides that Mr. Borislow will not have any ongoing involvement in the business or operations of the Company or any of its subsidiaries.  In addition, the agreement contains a standstill requirement  under which Mr. Borislow has agreed, for a period of two years, to refrain from taking certain actions as a shareholder of the Company.  Except as limited by this provision, Mr. Borislow may still exercise his shareholder rights.  Mr. Borislow has also agreed not to compete with the Company or to solicit its employees without the Company’s consent during the next two years.  The agreement further provides for  the assignment of certain intellectual property rights by Mr. Borislow for the benefit of the Company. The Company has issued 300,000 ordinary shares to Mr. Borislow in exchange for his obligations under this agreement.  A copy of the agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Letter of Intent

The Company executed a letter of intent committing to negotiate an agreement to outsource to a customer care company affiliated with Mr. Borislow certain live chat customer care activities currently provided to the Company primarily by a third party.  The Company has allowed Mr. Borislow to solicit six current Company employees to assist with the operation of the customer care company.  If the customer care agreement is executed, the customer care services performed under such agreement will constitute an express and limited exception to the limit on Mr. Borislow’s activities on behalf of the Company described above. The letter of intent provides for the Company to pay a $1.5 million break-up fee to the customer care company if an agreement on the terms of such customer care activities is not reached by December 20, 2013.  A copy of the letter of intent is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Stock Repurchases

On November 6, 2013, the Company repurchased in  privately negotiated transactions 1,062,092 ordinary shares at $12.24 per share, for an aggregate purchase price of approximately $13 million. The Company entered into the repurchase agreements with the independent trustees of two irrevocable trusts previously created by Mr.  Borislow.  Copies of the repurchase agreement are attached hereto as Exhibit 10.3 and Exhibit 10.4 and incorporated by reference herein.

A special committee of the Board of Directors , comprised of independent directors, negotiated and recommended each of the transactions described above.  The Board of Directors approved the transactions in accordance with the requirements of Israeli law.

Item 2.02.  Results of Operations and Financial Condition

On November 12,  2013, the Company issued a press release announcing financial results for the third quarter ended September 30, 2013.

In its press release, the Company included non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. The press release sets forth the reasons the Company believes that presentation of the non-GAAP financial measures provides useful information to investors regarding the Company's financial condition and results of operations. A reconciliation of these non-GAAP financial measures with the most directly comparable GAAP financial measures also is included in the press release.

A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.02 Unregistered Sales of Equity Securities

As reported  in Item 1.01 above, on November 6, 2013, the Company entered into an agreement pursuant to which it issued 300,000 ordinary shares to Mr. Borislow in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

10.1	Omnibus Agreement dated November 5, 2013 between magicJack Vocaltec Ltd. and Daniel Borislow

10.2	Letter of Intent dated November 5, 2013

10.3	Private Placement Agreement, dated as of November 5, 2013 between magicJack Vocaltec Ltd. and Trustee of the DB April 2013 GRAT

10.4	Private Placement Agreement, dated as of November 5, 2013 between magicJack Vocaltec Ltd. and Trustee of the DMB 2012 Family Trust

99.1	Press release dated November 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Jose Gordo
Name:	Jose Gordo
Title:	Chief Financial Officer

Date:     November 12,  2013

Exhibit Index

Exhibits Index

10.1	Omnibus Agreement dated November 5, 2013 between magicJack Vocaltec Ltd. and Daniel Borislow

10.2	Letter of Intent dated November 5, 2013

10.3	Private Placement Agreement, dated as of November 5, 2013 between magicJack Vocaltec Ltd. and Trustee of the DB April 2013 GRAT

10.4	Private Placement Agreement, dated as of November 5, 2013 between magicJack Vocaltec Ltd. and Trustee of the DMB 2012 Family Trust

99.1	Press release dated November 12, 2013